    As filed with the Securities and Exchange Commission on December 4, 2000

                                            Registration Statement No. 333-45384
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                      TO REGISTRATION STATEMENT ON FORM S-4

                                      Under
                           The Securities Act of 1933
                                 ---------------

                              WELLS FARGO & COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                          6712                 41-0449260
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                              420 Montgomery Street
                         San Francisco, California 94163
                                  415-477-1000
               (Address, including zip code, and telephone number,
        including area code. of registrant's principal executive offices)

                                Stanley S. Stroup
                  Executive Vice President and General Counsel
                              Wells Fargo & Company
                              420 Montgomery Street
                         San Francisco, California 94163
                                  415-396-6019
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                                Robert J. Kaukol
                              Wells Fargo & Company
                           1050 17th Street, Suite 120
                             Denver, Colorado 80265
                                  303-899-5802
                         ------------------------------

                  Brenton Banks, Inc. - 1996 Stock Option Plan
                            (Full title of the plan)
                         ------------------------------

     This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 covers shares of the common stock, $1-2/3 par value, and associated preferred stock purchase rights (together with such purchase rights, the "Shares"), of Wells Fargo & Company (the "Registrant") that may be issued by the Registrant under the plan identified above. The Registrant originally registered the Shares pursuant to its Registration Statement on Form S-4 filed on September 8, 2000 (File No. 333-45384). The Registrant paid the registration fee at the time of filing of the Form S-4 Registration Statement.
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Registrant (File No. 001-02979) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

o Annual Report on Form 10-K for the year ended December 31, 1999, including information specifically incorporated by reference into the Form 10-K from Registrant's 1999 Annual Report to Stockholders and Registrant's definitive Notice and Proxy Statement for Registrant's 2000 Annual Meeting of Stockholders;

o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

o Current Report on Form 8-K filed November 30, 2000, which includes as Exhibits 99(a) and 99(b), respectively, the Supplemental Consolidated Management's Discussion and Analysis of Results of Operations and Financial Condition and Supplemental Financial Statements of Wells Fargo as of and for the three years ended December 31, 1999, and the Supplemental Consolidated Management's Discussion and Analysis of Results of Operations and Financial Condition and Supplemental Financial Statements of Wells Fargo as of and for the nine months ended September 30, 2000.

o Current Reports on Form 8-K filed January 18, 2000, January 26, 2000, April 12, 2000, April 18, 2000, July 18, 2000, September 28, 2000 and October 17,
     2000;

o The description of Registrant's common stock contained in Registrant's Current Report on Form 8-K filed October 14, 1997, including any amendment or report filed to update such description;

o The description of Registrant's preferred stock purchase rights contained in Registrant's Registration Statement on Form 8-A dated October 21, 1998, including any amendment or report filed to update such description; and

     All documents filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with action, suit or proceeding. Article Fourteenth of the Restated Certificate of Incorporation of the registrant. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        See Exhibit Index.

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 of section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 4, 2000.

                                       WELLS FARGO & COMPANY

                                       By: /s/ Richard M. Kovacevich
                                           -------------------------------------
                                           Richard M. Kovacevich
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 has been signed on December 4, 2000 by the following persons in the capacities indicated:

  /s/ Richard M. Kovacevich                President and Chief Executive Officer
-------------------------------------      (Principal Executive Officer)
     Richard M. Kovacevich

     /s/ Ross J. Kari                      Executive Vice President
-------------------------------------      and Chief Financial Officer
          Ross J. Kari                     (Principal Financial Officer)


  /s/ Les L. Quock                         Senior Vice President and Controller
-------------------------------------      (Principal Accounting Officer)
     Les L. Quock


LES BILLER                 RICHARD D. McCORMICK
MICHAEL R. BOWLIN          CYNTHIA H. MILLIGAN
DAVID A. CHRISTENSEN       PHILIP J. QUIGLEY
SUSAN E. ENGEL             DONALD B. RICE                   A majority of the
ROBERT L. JOSS             JUDITH M. RUNSTAD                Board of Directors*
REATHA CLARK KING          CHANG-LIN TIEN
                           MICHAEL W. WRIGHT

--------------

*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.


                                       /s/ Richard M. Kovacevich
                                       -----------------------------------------
                                        Richard M. Kovacevich
                                        Attorney-in-Fact

                                                 INDEX TO EXHIBITS


Exhibit                                                                                    Form of
Number                                Description                                           Filing
------                                -----------                                          --------
3           Agreement and Plan of Reorganization, dated as of July 6, 2000, by and among Wells Fargo & Company, Brenton Banks, Inc. and Brenton Bank
            (incorporated by reference to Appendix A to Wells Fargo's Pre-Effective
            Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-45384)
            filed on October 17, 2000.

4(a) Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(b) to Registrant's Current Report on Form 8-K dated June 28, 1993. Certificates of Amendment of Certificate of
            Incorporation (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form 8-K dated July 3, 1995, and
            Exhibits 3(b) and 3(c) to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

(b)        Certificate of Change of Location of Registered Office and Change of
           Registered Agent (incorporated by reference to Exhibit 3(b) to
           Registrant's Quarterly Report on Form 10-Q for the quarter ended June
           30, 1999).

(c)        Certificate of Designations for ESOP Cumulative Convertible Preferred
           Stock (incorporated by reference to Exhibit 4 to Registrant's
           Quarterly Report on Form 10-Q for the quarter ended March 31, 1994).

(d)        Certificate of Designations for 1995 ESOP Cumulative Convertible
           Preferred Stock (incorporated by reference to Exhibit 4 to
           Registrant's Quarterly Report on Form 10-Q for the quarter ended
           March 31, 1995).

(e)        Certificate Eliminating the Certificate of Designations for
           Registrant's Cumulative Convertible Preferred Stock, Series B
           (incorporated by reference to Exhibit 3(a) to Registrant's Current
           Report on Form 8-K dated November 1, 1995).

(f)        Certificate Eliminating the Certificate of Designations for
           Registrant's 10.24% Cumulative Preferred Stock (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form 8-K dated February 20, 1996).

(g)        Certificate of Designations for 1996 ESOP Cumulative Convertible
           Preferred Stock (incorporated by reference to Exhibit 3 to
           Registrant's Current Report on Form 8-K dated February 26, 1996).

(h)        Certificate of Designations for 1997 ESOP Cumulative Convertible
           Preferred Stock (incorporated by reference to Exhibit 3 to
           Registrant's Current Report on Form 8-K dated April 14, 1997).

(i)        Certificate of Designations for 1998 ESOP Cumulative Convertible
           Preferred Stock (incorporated by reference to Exhibit 3 to
           Registrant's Current Report on Form 8-K dated April 20, 1998).

Exhibit                                                                                    Form of
Number                                Description                                           Filing
------                                -----------                                          --------
(j)        Certificate of Designations for 1999 ESOP Cumulative Convertible
           Preferred Stock (incorporated by reference to Exhibit 3(b) to
           Registrant's Current Report on Form 8-K dated April 21, 1999).

(k)        Certificate of Designations for 2000 ESOP Cumulative Convertible
           Preferred Stock (incorporated by reference to Exhibit 3(o) to
           Registrant's Quarterly Report on Form 10-Q for the quarter ended
           March 30, 2000).

(l)        Certificate of Designations for Adjustable Cumulative Preferred
           Stock, Series B (incorporated by reference to Exhibit 3(j) to
           Registrant's Quarterly Report on Form 10-Q for the quarter ended
           September 30, 1998).

(m)        Certificate of Designations for Fixed/Adjustable Rate Noncumulative
           Preferred Stock, Series H (incorporated by reference to Exhibit 3(k) to Registrant's Quarterly Report on Form 10-Q for the quarter ended
           September 30, 1998).

(n)        Certificate of Designations for Series C Junior Participating
           Preferred Stock (incorporated by reference to Exhibit 3(l) to
           Registrant's Annual Report on Form 10-K for the year ended December
           31, 1998).

(o)        Certificate Eliminating the Certificate of Designations for
           Registrant's Series A Junior Participating Preferred Stock
           (incorporated by reference to Exhibit 3(a) to Registrant's Current
           Report on Form 8-K dated April 21, 1999).

(p)        Bylaws (incorporated by reference to Exhibit 3(m) to Registrant's
           Annual Report on Form 10-K for the year ended December 31, 1998).

(q) Rights Agreement, dated as of October 21, 1998, between Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent
           (incorporated by reference to Exhibit 4.1 to Registrant's
           Registration Statement on Form 8-A dated October 21, 1998).

 5         Opinion of Stanley S. Stroup.*


 23.1      Consent of Stanley S. Stroup (included as part of Exhibit 5).

 23.2      Consent of KPMG LLP.                                                               Electronic
                                                                                              Transmission
 24        Powers of Attorney.*

--------------
     *  Previously filed.